[Hughes & Luce, L.L.P. Letterhead]

                                        April 8, 1999


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re: Advanced Neuromodulation Systems, Inc. Registration Statement on Form S-8 (the "Registration Statement")

Ladies and Gentlemen:

         On behalf of Advanced Neuromodulation Systems, Inc., a Texas corporation (the "Registrant"), we transmit for electronic filing, in accordance with Regulation S-T and the Securities Act of 1933, as amended, the Registration Statement on Form S-8 (including exhibits) for 800,000 shares of the Registrant's Common Stock, $.05 par value, issuable under the Registrant's 1998 Stock Option Plan.

         The filing fees associated with the foregoing have been wired to the designated lockbox at the Mellon Bank in accordance with the EDGAR rules.

         Please direct any comments or questions you may have concerning the foregoing to me at (214) 939-5558.

                                        Respectfully submitted,

                                        /s/ Kenneth G. Hawari
                                        ---------------------
                                        Kenneth G. Hawari

cc:      The NASDAQ Stock Market, Inc.
         F. Robert Merrill III

         As filed with the Securities and Exchange Commission on April 8, 1999.
                                                  Registration No. 333-________

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                     ADVANCED NEUROMODULATION SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                  Texas                                75-1646002
     -------------------------------              -------------------
     (State or Other Jurisdiction of                (I.R.S. Employer
      Incorporation or Organization                Identification No.)

                              One Allentown Parkway
                               Allen, Texas 75002
                                 (972) 390-9800

       (Address, including Zip Code, and Telephone Number, including Area
               Code, of Registrant's Principal Executive Offices)

                     ADVANCED NEUROMODULATION SYSTEMS, INC.
                             1998 STOCK OPTION PLAN

                            (Full Title of the Plan)

          Christopher G. Chavez                          Copy to:
 President and Chief Executive Officer              Kenneth G. Hawari
 Advanced Neuromodulation Systems, Inc.           Hughes & Luce, L.L.P.
          One Allentown Parkway               1717 Main Street, Suite 2800
            Allen, Texas 75002                      Dallas, Texas 75201
              (972) 390-9800                          (214) 939-5558
  (Name, Address, and Telephone Number,
including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                 Proposed          Proposed
   Title of        Amount         Maximum           Maximum         Amount of
 Securities to     to be       Offering Price      Aggregate       Registration
 be Registered  Registered(1)   per Share(2)   Offering Price(2)      Fee(2)
--------------  -------------  --------------  -----------------  --------------
 Common Stock,
$.05 par value     800,000         $7.00           $5,600,000        $1,556.80
--------------  -------------  --------------  -----------------  --------------
Common Stock
  Rights(3)        800,000          N/A               N/A              N/A
================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such additional shares of Common Stock as may become issuable if certain adjustment provisions or certain antidilution provisions of the Plan become operative.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price paid per share of Common Stock, as reported on the Nasdaq National Market on April 5, 1999, in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

(3)  Issuable pursuant to a Shareholders Rights Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.
         -----------------

         Not required to be filed with this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information.
         ------------------------------------------------------------

         Not required to be filed with this Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
         ------------------------------------------------

         The following documents, which have been previously filed with the Securities and Exchange Commission (the "Commission") by Advanced
Neuromodulation Systems, Inc. (formerly known as Quest Medical, Inc.) (the "Registrant") are incorporated by reference in this Registration Statement:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which contains audited financial statements of the Registrant for the Registrant's last completed fiscal year for which such statements have been filed (the "1998 Form 10-K").

         (b) All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1998.

         (c) The description of the Registrant's Common Stock set forth in the Registrant's Registration Statement on Form SB-2, dated September 28, 1995 (Commission File Number 33-62991), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         --------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         Consistent with the Texas Business Corporation Act, the Registrant's Articles of Incorporation include a provision limiting director liability to the Company or its shareholders for monetary damages arising from certain acts or omissions in the director's capacity as a director. The Articles of Incorporation also provide that to the extent permitted by applicable law, and by resolution or other proper action of the board of directors of the Company, the Company may indemnify any director or officer of the Company against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit, or proceeding to which any such person is, or is threatened to be made, a party and which may arise by reason of the fact he is or was a person occupying any such office or position. In addition, the Company maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

         Insofar as indemnification by the Company for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

         Not applicable.

Item 8.  Exhibits.
         ---------

         The Exhibits to this Registration Statement are listed in the Index to Exhibits on page 7 of this Registration Statement, which Index is incorporated herein by reference.

Item 9.  Undertakings.
         -------------

         (a) The Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in
Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by the Registrant against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Allen, Texas, on April 8, 1999.

                                        ADVANCED NEUROMODULATION SYSTEMS, INC.



                                        By: /s/ Christopher G. Chavez
                                            -------------------------
                                            Christopher G. Chavez
                                            President, Chief Executive Officer
                                            and Director
                                            (Principal Executive Officer)

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Advanced Neuromodulation Systems, Inc., hereby severally constitute and appoint Christopher G. Chavez and
F. Robert Merrill III, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to the Registration Statement, and generally to do all things in our name and behalf in the capacities indicated below to enable Advanced Neuromodulation Systems, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements to the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

        Signature                            Title                     Date
        ---------                            -----                     ----
/s/ Christopher G. Chavez                   President,             April 8, 1999
----------------------------- Chief Executive Officer and Director
    Christopher G. Chavez         (Principal Executive Director)

/s/ F.Robert Merrill            Executive Vice President, Finance  April 8, 1999
-----------------------------        Chief Financial Officer,
    F. Robert Merrill                Treasurer and Secretary
                                       (Principal Financial
                                      and Accounting Officer)

/s/ Hugh M. Morrison           Chairman of the Board and Director  April 8, 1999
-----------------------------
    Hugh M. Morrison

/s/ Robert C. Eberhart, Ph.D.               Director               April 8, 1999
-----------------------------
    Robert C. Eberhart, Ph.D.

/s/ Joseph E. Laptewicz, Jr.                Director               April 8, 1999
-----------------------------
    Joseph E. Laptewicz, Jr.

/s/ Richard D. Nikolaev                     Director               April 8, 1999
-----------------------------
    Richard D. Nikolaev

/s/ Michael J. Torma, M.D.                  Director               April 8, 1999
-----------------------------
    Michael J. Torma, M.D.

                                INDEX TO EXHIBITS

Exhibit                                                             Sequentially
Number               Exhibit                                       Numbered Page
-------  --------------------------------------------------------  -------------
  4.1    Advanced Neuromodulation Systems, Inc. 1998 Stock
         Option Plan (incorporated by reference from the
         Registrant's Definitive Schedule 14A filed with the
         Commission  on April 27, 1998 - File No. 000-10521).           --

  4.2    Rights Agreement between Advanced Neuromodulation
         Systems, Inc. and KeyCorp Shareholder Services, Inc.,
         as Rights Agent dated August 30, 1996 (incorporated by
         reference from the Company's Form 8-K filed with the
         Commission on September 3, 1996 - File No. 000-10521).         --

  5.1*   Opinion of Hughes & Luce, L.L.P.                               8

 23.1*   Consent of Hughes & Luce, L.L.P.
         (Contained in Exhibit 5.1)                                     8

 23.2*   Consent of Ernst & Young LLP                                   9

 24.1*   Power of Attorney (Contained at page 6)                        --

-----------------
* Filed herewith.

                                   EXHIBIT 5.1

                       [Hughes & Luce, L.L.P. Letterhead]

                                        April 8, 1999

Advanced Neuromodulation Systems, Inc.
One Allentown Parkway
Allen, Texas 75002

         Re: Registration Statement on Form S-8 for the Advanced Neuromodulation Systems, Inc. 1998 Stock Option Plan ("the Plan")

Ladies and Gentlemen:

         We have acted as counsel to Advanced Neuromodulation Systems, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 800,000 shares (and, in addition, an indeterminate number of additional shares if certain adjustment provisions of the Plan become operative) (the "Shares") of the Company's common stock, $.05 par value per share, issuable under the Plan. The Shares are being registered pursuant to a registration statement on Form S-8 to be filed with the Securities and Exchange Commission on or about April 8, 1999 (the "Registration Statement").

         In connection with this opinion, we have examined such documents and records of the Company and such statutes, regulations and other instruments and certificates as we have deemed necessary or advisable for the purposes of this opinion. We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete and that all documents submitted to us as copies are true and correct copies of the originals thereof. We have also relied upon such certificates of public officials, corporate agents and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established.

         Based on the foregoing, we are of the opinion that the Shares will be, if and when issued and paid for pursuant to the Plan, validly issued, fully paid and nonassessable, assuming the Company maintains an adequate number of authorized but unissued shares of common stock available for such issuance, and further assuming that the consideration received by the Company for the Shares exceeds the par value thereof.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ HUGHES & LUCE, L.L.P.
                                        -------------------------
                                        Hughes & Luce, L.L.P.

                                  EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 1999 included in the Advanced Neuromodulation Systems, Inc. Annual Report on Form 10-K for the year ended December 31, 1998.


                                        /S/ ERNST & YOUNG  LLP
                                        ----------------------
                                        ERNST & YOUNG LLP

Dallas, Texas
April 8, 1999